UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2010

COPANO ENERGY, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)
2727 Allen Parkway, Suite 1200 Houston, Texas (Address of principal executive offices)	77019 (Zip Code)

Registrant’s telephone number, including area code: (713) 621-9547

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

1	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

1	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

1	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

1	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2010, John A. Raber, Executive Vice President of Copano Energy, L.L.C. (“Copano”), informed Copano of his intention to retire from his position effective August 2, 2010.  On July 29, 2010, the Compensation Committee of Copano’s Board of Directors approved a Retirement, Release and Consulting Services Agreement (the “Agreement”), to be effective upon his retirement.  Under the Agreement, Mr. Raber will provide advisory and consulting services to Copano during the Agreement’s two-year term in exchange for compensation of $6,000 per month and continued participation in Copano’s medical, dental, and vision plans, at Copano’s expense, through February 28, 2012.  The Agreement also includes non-competition, non-solicitation, confidentiality and release and waiver provisions.

A copy of the agreement is filed with this report as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Retirement, Release and Consulting Services Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.
Date: July 30, 2010	By: /s/ Douglas L. Lawing Douglas L. Lawing Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Retirement, Release and Consulting Services Agreement